Exhibit 10.5

AMENDED AND RESTATED LICENSE AGREEMENT
This AMENDED AND RESTATED LICENSE AGREEMENT (this “Agreement”) is made and entered into this 31st day of July, 2013 (the “Effective Date”), by and between BEHRINGER HARVARD HOLDINGS, LLC, a Delaware limited liability company (the “Licensor”), and BEHRINGER HARVARD MULTIFAMILY REIT I, INC., a Maryland corporation (the “Licensee”).
RECITALS
WHEREAS, Licensee and Licensor previously entered into that certain Service Mark License Agreement, dated September 2, 2008, which is replaced in its entirety by this Agreement; and
WHEREAS, Licensor owns all right, title and interest in and to the names and marks “BEHRINGER HARVARD” (U.S. Registration No. 2,947,624), the “BEHRINGER HARVARD MISCELLANEOUS CIRCULAR DESIGN LOGO” (U.S. Registration No. 3,200,214), “BH RESIDENTIAL” and “BEHRINGER HARVARD RESIDENTIAL” (referred to herein collectively as the “Licensed Mark”); and
WHEREAS, Licensee, Behringer Harvard Multifamily REIT I Services Holdings, LLC (“Services Holdings”), Behringer Harvard Multifamily Advisors I, LLC (“Advisor”), Behringer Harvard Multifamily Management Services, LLC (“Property Manager”), Behringer Harvard Multifamily OP I LP (“MF OP”), REIT TRS Holding, LLC, and Behringer Harvard Institutional GP LP (“BHMP GP”) have entered into that certain Master Modification Agreement of even date herewith (the “Modification Agreement”); and

WHEREAS, Advisor and Licensee have entered into that certain Fifth Amended and Restated Advisory Management Agreement of even date herewith, pursuant to the terms of which Advisor provides certain services, including advice regarding potential investment opportunities, to Licensee in accordance with the terms and conditions thereof (the “Advisory Agreement”); and

WHEREAS, Property Manager and Licensee have entered into that certain Second Amended and Restated Property Management Agreement of even date herewith, pursuant to the terms of which Property Manager provides certain property management and other services to Licensee in accordance with the terms and conditions thereof (the “Property Management Agreement”); and
WHEREAS, Licensor desires to permit Licensee to continue to utilize the Licensed Mark solely in connection with the operation and promotion of Licensee’s real estate business in substantially the same manner as conducted immediately prior to the Effective Date (the “REIT Operations”) and as part of Licensee’s corporate name, in each case on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and the Modification Agreement and the transactions contemplated thereby, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted by the parties to this Agreement, Licensor and Licensee mutually agree as follows:

AGREEMENTS

1.	Grant of License; Territory.
a.    On the terms and subject to the conditions of this Agreement, Licensor hereby grants to Licensee, for the period specified in Section 5 hereof, a non-exclusive, royalty-free, limited and nontransferable license to use the Licensed Mark in the United States solely for the purpose of identifying and promoting the REIT Operations and as a part of Licensee’s corporate name (provided that such name has been approved by Licensor in writing in advance). Notwithstanding the immediately preceding sentence, it is acknowledged and agreed by the parties hereto, that (i) use of the Licensed Mark on websites and otherwise in connection with the Internet will not be a breach or other violation of this Agreement on the basis that such website or use is accessible or visible from outside the United States; and (ii) no approval by Licensor in advance shall be required of any use of the Licensed Mark made after the Effective Date that is consistent with the Licensee’s use of the Licensed Mark prior to the Effective Date. In addition, each person or entity directly or indirectly controlled by Licensee on or after the Effective Date, either through the ownership of voting securities or otherwise (each such person or entity a “Licensee Subsidiary”), shall have all of the rights granted to Licensee in this Section 1(a), but only during such period that such person or entity is directly or indirectly controlled by Licensee, either through the ownership of voting securities or otherwise. Any reference in this Agreement to use of the Licensed Mark by or other actions of Licensee shall be deemed to include use of the Licensed Mark by or other actions of any Licensee Subsidiary during such period that such Licensee Subsidiary is directly or indirectly controlled by Licensee, either through the ownership of voting securities or otherwise. Licensee shall be responsible and liable for ensuring that each Licensee Subsidiary complies with the terms and conditions of this Agreement. All restrictions and obligations of Licensee hereunder shall also apply to each Licensee Subsidiary, and Licensee shall cause each Licensee Subsidiary to comply with the foregoing.
b.    Licensor expressly reserves all rights with respect to the Licensed Mark not expressly granted herein. Except as provided in Section 1(a) with respect to a Licensee Subsidiary, Licensee shall have no right to sublicense the use of the Licensed Mark to any other person or entity without the prior written consent of Licensor, which may be withheld or granted in Licensor’s sole and absolute discretion.

2.	Acknowledgement of Ownership.
a.    Licensee acknowledges the great value of the goodwill associated with the Licensed Mark and the ownership of the Licensed Mark by Licensor. Licensee agrees that nothing in this Agreement shall give Licensee any right, title, or interest in or to the Licensed Mark other than the license rights granted in this Agreement. Licensee further acknowledges that all goodwill arising from use of the Licensed Mark (as distinguished from any enhancement of value to Licensee’s business arising from the license granted hereunder) by Licensee and any Licensee Subsidiary shall inure exclusively to the benefit of Licensor. All artwork, designs, stylized logotypes or other presentation materials whatsoever including the Licensed Mark or any elements thereof, and all copies and extracts thereof shall, notwithstanding their invention or use by Licensee, be and remain the sole property of Licensor. Nothing in this Agreement shall be construed to prevent Licensor from granting any other licenses for the use of the Licensed Mark or from utilizing the Licensed Mark, or any variation thereof, in any manner whatsoever.
b.    Licensee agrees that it shall not attack the title of Licensor to the Licensed Mark, the validity of the Licensed Mark, or the validity of this Agreement. Licensee further agrees that it shall not at any time (i) commence any opposition or cancellation proceeding regarding the Licensed Mark, or any other similar mark of Licensor, with the U.S. Patent and Trademark Office or any other agency that registers trademarks or (ii) commence any civil proceeding for damages or injunctive relief or make any other legal claim regarding the Licensed Mark, or any other similar mark of Licensor, that would, directly or indirectly, hinder the value of or the Licensor’s ownership or use of the Licensed Mark or prevent the U.S. Patent and Trademark Office or any other agency that registers trademarks from issuing a trademark registration to Licensor for the Licensed Mark, or any variations thereof, or from renewing any trademark registration for the Licensed Mark, or any variations thereof.
c.    Licensee shall not register or attempt to register the Licensed Mark alone or as part of its own trademark, service mark, Internet domain name, copyright, assumed name or trade name (except as may be otherwise required by applicable law in connection with Licensee’s REIT Operations during the term of this Agreement), nor shall Licensee use in such manner or attempt to register any name or designation confusingly similar to the Licensed Mark as determined in Licensor’s sole and absolute discretion.
d.    Licensee may not use the Licensed Mark in any manner that disparages Licensor, the Licensed Mark, Licensor’s products or services, or in any manner which, in Licensor’s reasonable judgment, may diminish or otherwise damage Licensor’s goodwill in the Licensed Mark or Licensor’s business reputation.
e.    The provisions of this Section 2 shall survive the expiration or termination of this Agreement for any reason.

3.	Quality Control.
a.    Licensee shall use the Licensed Mark solely as permitted in Section 1(a) above in a manner that will reasonably protect Licensor’s rights and goodwill therein, and will comply with all reasonable and customary trademark usage guidelines delivered to Licensee by Licensor from time to time, including those regarding the use of notices, legends, or markings that may be required by Licensor in order to give customary notice of ownership, including those provided in Section 4 hereof.
b.    Licensee shall: (i) at reasonable times and after reasonable notice from Licensor, permit Licensor to inspect the manner in which the Licensee exercises the rights granted hereunder to use the Licensed Mark, and (ii) make available for Licensor’s inspection, at reasonable times and after reasonable notice from Licensor, all of Licensee’s materials relating to or displaying the Licensed Mark or any elements thereof.
c.    Licensee agrees that the products and/or services offered in connection with the Licensed Mark shall be sold and/or distributed in accordance with all Federal, State and local laws.
d.    If at any time the Licensee’s promotional materials, documents or signage bearing the Licensed Mark do not meet the quality standards described in this Section 3, Licensor shall have the right to require the Licensee to discontinue any and all such nonconforming uses of the Licensed Mark immediately upon notice whereupon Licensee agrees to use its best efforts to cease all such nonconforming uses immediately.

4.	Protection of Licensed Mark.
a.    Each time the Licensed Mark is used on any product, document, signage, exterior display or other printed or tangible material or on the Internet, Licensee shall legibly include either the trademark or service mark notice “TM” or “SM”, as appropriate, or the Federal registration notice ®, if applicable, if directed to do so by Licensor, adjacent to the first prominent use of the Licensed Mark therein or thereon.
b.    When directed by Licensor to do so, Licensee shall include the following notice on any packaging, product, advertising, or promotional materials incorporating the Licensed Mark presented in any medium now known or hereafter created:
“BEHRINGER HARVARD” is a service mark of Behringer Harvard Holdings, LLC.
c.    Licensee agrees to provide Licensor with such assistance as Licensor may reasonably require, at Licensor’s cost and expense, in the procurement or maintenance of any protection, or the enforcement, of Licensor’s rights to the Licensed Mark or any similar mark.
d.    Licensee agrees that at all times during the term of this Agreement it will diligently and continuously cause to be promoted and rendered the REIT Operations as set forth in Section 1 hereof. Licensor shall not be under any obligation whatsoever to utilize the Licensed Mark or any variation thereof.

5.	Term.
This Agreement shall continue in force and effect from and after the Effective Date, and shall automatically terminate upon the earlier to occur of (i) the expiration or termination for any reason of either the Property Management Agreement or Advisory Management Agreement or (ii) the Self-Management Closing (as defined in the Modification Agreement), unless terminated earlier as provided for herein.

6.	Termination.
a.    If Licensee breaches in any material respect or otherwise fails to perform in any material respect any of its obligations hereunder, or under any agreement that may exist from time to time between Licensee and Services Holdings or any of its affiliates, Licensor shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Licensee, but only in the event such failure of performance is not cured to Licensor’s satisfaction within such thirty (30) day period. Such termination of this Agreement shall be without prejudice to any rights or remedies that Licensor may otherwise have against Licensee, which rights and remedies shall survive any such termination.
b.    If at any time during the term of this Agreement Licensee (i) ceases to conduct the REIT Operations under the Licensed Mark or (ii) fails to perform its obligation to nominate or elect/appoint two directors designated by Services Holdings to the board of directors of Licensee pursuant to Section 8.4 of the Modification Agreement, Licensor, in addition to all other remedies available to it hereunder, may immediately terminate this Agreement by giving written notice of termination to Licensee.
c.    If Licensee files a petition in bankruptcy or is adjudicated bankrupt or if a petition in bankruptcy is filed against Licensee or if it becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if Licensee liquidates or discontinues its business or if a receiver is appointed for it or its business, or if the shares of Licensee are listed on a national securities exchange, or in the event of a Change of Control (as defined below) of Licensee, the license hereby granted and this Agreement shall automatically terminate forthwith without any notice whatsoever being necessary. In the event this Agreement is terminated by Licensor pursuant to this Section 6(c), Licensee, its receivers, representatives, trustees, agents, administrators, successors and/or assigns shall have no right to sublicense, sell, exploit or in any way deal with or in or use the Licensed Mark or any variation thereof, except with and under the special consent and instructions of Licensor in writing, which they shall be obligated to follow. “Change of Control” shall mean, with respect to the Licensee, any event or series of related events (including, without limitation, issue, transfer or other disposition of shares of Equity Interests (as defined below) of the Licensee, merger, share exchange or consolidation) after which (a) any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of Equity Interests representing greater than 50% of the combined voting power of the then outstanding Equity Interests of the Licensee and (b) the beneficial owners, directly or indirectly, of Equity Interests of the Licensee immediately prior to such event or series of related events have less than 50% of the combined voting power of the surviving entity after such event or series of events; in addition, any event that causes, directly or indirectly, any person other than the Licensee to become the beneficial owner of greater than 50% of the Equity Interests of Behringer Harvard Multifamily Operating Partnership OP I LP, a Delaware limited partnership, shall be deemed a Change of Control of the Licensee. “Equity Interests” shall mean (i) with respect to a corporation, as determined under the laws of the jurisdiction of organization of such entity, shares of capital stock (whether common, preferred or treasury), (ii) with respect to a partnership, limited liability company, limited liability partnership or similar person, as determined under the laws of the jurisdiction of organization of such entity, units, interests, or other partnership or limited liability company interests, or (ii) any other equity ownership.
d.    Upon expiration or termination of this Agreement for any reason, Licensee agrees: (i) to, within a reasonable time but not to exceed ninety (90) days, discontinue all use of the Licensed Mark and any name confusingly similar thereto; (ii) to, within a reasonable time but not to exceed ninety (90) days, delete, remove or cover-over all references to the Licensed Mark, or any confusingly similar variation thereof, in all of Licensee’s printed materials, signage or other exterior displays, and on the Internet; (iii) to not thereafter, directly or indirectly, identify itself in any manner as a licensee of Licensor or publicly identify itself as a former licensee of Licensor; (iv) to cooperate reasonably with Licensor to ensure that all rights in the Licensed Mark and the related goodwill remain the property of Licensor and to execute any instruments requested by Licensor to accomplish or confirm the foregoing; (v) that all rights granted to Licensee hereunder shall forthwith revert to Licensor without consideration other than the mutual covenants and considerations of this Agreement, and without notice; (vi) to cease immediately upon expiration or as soon as reasonably practicable (but in no event more than ninety (90) days) after termination, to conduct any business, including, without limitation, the REIT Operations, under or to otherwise use the names “HARVARD”, “BEHRINGER”, “BH” or any confusingly similar terms and to use its best efforts to change the corporate name of Licensee to a name that does not contain the terms “HARVARD”, “BEHRINGER”, “BH” or any confusingly similar terms which may, directly or indirectly in the sole discretion of Licensor, indicate a continuing relationship between, or sponsorship of, Licensee by Licensor or any of Licensor’s Affiliates; and (vii) to deliver to Licensor or destroy within ninety (90) days from the date of termination any and all artwork, designs, stylized logotypes or other electronic or intangible presentation materials whatsoever including the Licensed Mark or any elements thereof prepared by or for Licensee, and all copies and extracts thereof.
e.    Licensee acknowledges that its failure to cease the use and display of the Licensed Mark, or any variation thereof, after the applicable period during which such use or display is permitted hereunder following the termination or expiration of this Agreement will result in immediate and irremediable damage to Licensor and to the rights of any current or subsequent licensee. Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease such use, and Licensee agrees that in the event of such failure Licensor shall be entitled to equitable relief by way of temporary and permanent injunction and temporary restraining order and such other further relief as any court with jurisdiction may deem just and proper. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which Licensor is entitled under this Agreement or otherwise.

7.	Third-Party Infringement Proceedings.
Licensee agrees to promptly notify Licensor of any unauthorized use of the Licensed Mark or any confusingly similar variation thereof by third parties of which Licensee becomes aware. Licensor shall have the sole right but not the obligation to pursue through negotiations, litigation, or other dispute resolution procedure (“Litigation Rights”) any and all of its rights in the Licensed Mark against any third party. Licensor’s exercise of such Litigation Rights shall be in its sole discretion and shall be at its sole cost and expense. Provided that Licensor meets its obligations under Section 9.b below, Licensor shall have no other duty to defend Licensee or itself or pursue any actual infringement arising out of any actions by a third party. All recoveries received by Licensor in pursuing its Litigation Rights, if any, shall be the sole property of Licensor. Licensee will cooperate with Licensor with respect to any Litigation Rights, as reasonably requested by Licensor and at Licensor’s cost and expense.

8.	Representations and Warranties.
a.    Licensor represents and warrants that this Agreement will not violate any prior licenses or rights to use the Licensed Mark granted by Licensor to any third party.
b.    Each party hereto hereby represents and warrants to the other that such party has the corporate, company or partnership power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate, company or partnership action.
c.    LICENSEEE ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8(A) AND 8(B) ABOVE, LICENSOR DOES NOT MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN CONNECTION WITH OR WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO LICENSE, THE LICENSED MARK, THIS AGREEMENT, OR ANY OTHER CONTRACT BETWEEN LICENSOR AND ITS AFFILIATES (ON THE ONE HAND) AND LICENSEE AND ITS AFFILIATES (ON THE OTHER HAND), OR WITH RESPECT TO ANY INFORMATION PROVIDED OR MADE AVAILABLE TO LICENSEE OR THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF LICENSEE, INCLUDING WITH RESPECT TO ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE, TITLE, OR NON-INFRINGEMENT. ALL OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY DISCLAIMED BY LICENSOR.

9.	Indemnification.
a.    Licensee hereby agrees to indemnify and hold Licensor harmless from and against any and all claims, suits, liabilities, judgments, and expenses, arising at law or in equity, attributable, in whole or in part, to: (i) the Licensee’s use of the Licensed Mark in violation of this Agreement or of any trademark usage guidelines provided to Licensee by Licensor or (ii) the marketing, promotion, advertisement, distribution, or sale by Licensee of any product or service under the Licensed Mark. Moreover, Licensee hereby further agrees to tender to Licensor the defense of any and all such claims, actions and lawsuits that may be brought against Licensor arising out of, or related to, the wrongful use of the Licensed Mark by the Licensee and the Licensee shall pay all fees and expenses (including all reasonable attorneys’ and expert witnesses’ fees and costs of suit) incurred in connection with defending all of these claims, actions and lawsuits; provided that payment of fees and expenses with respect to Third-Party Infringement Claims shall be governed by Section 9(b) below. Licensor shall control such defense with counsel of its choice, however, Licensee shall have the right to participate in such defense at its own cost and expense and Licensee shall provide reasonable cooperation to Licensor and its counsel with respect thereto; provided that in no event may Licensor settle any claim, action or lawsuit in which the Licensee or a Licensee Subsidiary is a named defendant without the consent of the Licensee, which consent shall not be unreasonably withheld, conditioned or delayed. Licensor shall also have the independent right to take any action it may deem necessary, in its sole discretion, to protect and defend itself against any threatened action arising out of the business of Licensee or any actions or activity by Licensee, including Licensee’s use of the Licensed Mark or any goods or services distributed or sold under the Licensed Mark. Indemnification by Licensee pursuant to this Agreement shall be to the maximum extent permitted by the Articles of Amendment and Restatement of Licensee; provided that Licensor and Licensee acknowledge and agree that nothing in the Articles of Amendment and Restatement of Licensee limits or shall be deemed to limit in any way the rights of Licensor to terminate this Agreement according to its terms or otherwise affect the ability of Licensor to limit, condition, restrict, or prohibit Licensee from use of the Licensed Mark or derivatives thereof.
b.    Licensor hereby agrees to indemnify and hold Licensee harmless from and against any and all claims, suits, liabilities, judgments, and expenses, arising at law or in equity, arising out of or in connection with any claims that the Licensee’s use of the Licensed Mark as permitted hereunder infringes the United States trademark rights of a third party (“Third-Party Infringement Claims”); provided that (i) Licensee’s use of the Licensed Mark is in material compliance with this Agreement, (ii) Licensee notifies Licensor of such Third-Party Infringement Claim promptly after Licensee learns of such Third-Party Infringement Claim, (iii) Licensor has exclusive control over the defense or settlement of any proceedings related to such Third-Party Infringement Claim, (iv) Licensee provides Licensor such assistance in relation to such proceedings as Licensor may reasonably request, and (v) Licensee complies with any settlement or court order arising from such proceedings, including any settlement or order that requires a change to Licensee’s use of the Licensed Mark. Licensor shall have the right to terminate Licensee’s right to use the Licensed Mark, without further liability to Licensee, if Licensor determines, in good faith, that it may not prevail with respect to such Third-Party Infringement Claim. Licensee shall have the right to participate in the defense and settlement negotiations relating to any Third-Party Infringement Claim at its own cost and expense.
c.    The provisions of this Section 9 shall survive any expiration or termination of this Agreement for any reason.

10.	Limitation of Liability.
Neither party to this Agreement shall be liable to the other party to this Agreement for lost profits, lost business opportunities, or any other indirect, special, punitive, incidental or consequential damages arising out of or related to this Agreement, even if such party has been advised of the possibility of such damages. The provisions of this Section 10 shall survive the expiration or termination of this Agreement for any reason.

11.	Miscellaneous.
a.    Assignment. Licensee shall have no right to assign any of its rights under this Agreement or delegate any of its duties hereunder to another person or legal entity without the prior written consent of Licensor, which may be withheld in Licensor’s sole discretion. Any attempt to assign or delegate this Agreement, or any of the rights, licenses or duties set forth herein, shall be void ab initio and convey no rights or interests in the Licensed Mark. Licensor shall have the right, in its sole discretion, to assign any of its rights or duties under this Agreement, and all of its right, title, and interest in the Licensed Mark to another person or legal entity provided that such other person or legal entity agrees to be bound in writing to the terms and conditions of this Agreement and Licensee is made a third party beneficiary to such writing in order to permit Licensee to enforce this Agreement against such other person or legal entity. Notwithstanding anything to the contrary herein, this Section 11(a) shall not limit the rights granted in Section 1(a) with respect to a Licensee Subsidiary.
b.    Notices. Any notice, report, approval, authorization, waiver, consent or other communication (each, a “Notice”) required or permitted to be given hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally; (ii) one business day following deposit with a recognized overnight courier service that obtains a receipt, provided such receipt is obtained, and provided further, that the deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by electronic mail, provided a read receipt is delivered to the sender, in each case provided such communication is addressed to the intended recipient thereof as set forth below:

(i) to Licensee:	Behringer Harvard Multifamily REIT I, Inc. 15601 Dallas Parkway Suite 600 Addison, Texas 75001 Attention: Daniel J. Rosenberg Email: drosenberg@behringerharvard.com
With a copy to (which shall not constitute notice):
Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309-3424 Attention: Rosemarie A. Thurston Email: rosemarie.thurston@alston.com and:
DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 Attention: Robert H. Bergdolt Email: robert.bergdolt@dlapiper.com

(ii) to Licensor:	Behringer Harvard Holdings, LLC 15601 Dallas Parkway Suite 600 Addison, Texas 75001 Attention:Robert S. Aisner Email: baisner@behringerharvard.com
With a copy to (which shall not constitute notice):
15601 Dallas Parkway Suite 600 Addison, Texas 75001 Attention: Stanton P. Eigenbrodt Email: seigenbrodt@behringerharvard.com and:
Jenner & Block LLP 353 North Clark Street Chicago, Illinois 60654 Attention: Donald E. Batterson Jeffery R Shuman Email: dbatterson@jenner.com Email: jshuman@jenner.com
Either party shall, as soon as reasonably practicable, give Notice in writing to the other party of a change in its address for the purposes of this Section 11(b). The failure of any party to give notice shall not relieve any other party of its obligations under this Agreement except to the extent that such party is actually prejudiced by such failure to give notice.
c.    Independent Contractors. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer or partner of the other party or as conferring upon either party the power or authority to bind the other party in any transaction with third parties.
d.    Attorneys’ Fees. In the event of any action, suit, or proceeding brought by either party to enforce the terms of this Agreement, the prevailing party shall be entitled to receive its costs, expert witness fees, and reasonable attorneys’ fees and expenses, including costs and fees on appeal.
e.    Waivers, Cumulative Remedies and Amendments. This Agreement may be amended, modified, superseded, or canceled, and the terms and conditions hereof may be waived only by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right hereunder, nor any single or partial exercise of any rights hereunder, preclude any other or further exercise thereof or the exercise of any other right hereunder. Unless expressly set forth herein to the contrary, either party’s election of any remedies provided for in this Agreement shall not be exclusive of any other remedies available hereunder or otherwise and all such remedies shall be deemed to be cumulative.
f.    Approval. Any approval given by Licensor to Licensee under the terms of this Agreement shall not constitute a waiver of any of Licensor’s rights or Licensee’s duties under any provision of this

Agreement, other than with respect to the provision for which such specific approval was provided, subject to the other provisions hereof.
g.    Survival. Upon the termination of this Agreement for any reason, those Sections that by their express terms or which by their nature should be deemed to survive the termination of this Agreement shall survive the termination of this Agreement.
h.    Governing Law and Validity. The parties agree that the laws of the State of Texas shall govern the interpretation and enforcement of this Agreement, without giving effect to choice of law rules. If any provision of this Agreement is held to be void, invalid or inoperative, such event shall not affect any other provisions herein, which shall continue and remain in full force and effect as though such void, invalid or inoperative provision had not been a part hereof.
i.    No Presumption Against Drafter. Each of the parties has jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties, and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.
j.    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the Licensed Mark and related subject matter and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to such matters.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

LICENSOR:

BEHRINGER HARVARD HOLDINGS, LLC, a Delaware limited liability company

By:    /s/ M. Jason Mattox
Name: M. Jason Mattox
Title: Chief Operating Officer and Executive Vice President

LICENSEE:

BEHRINGER HARVARD MULTIFAMILY REIT I, INC., a Maryland corporation

By:    /s/ Mark T. Alfieri
Name: Mark T. Alfieri
Title: Chief Operating Officer

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